UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 4, 2018
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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.
Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)
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ITEM 8.01 Other Events

On December 4, 2018 Star Gold amended the Longstreet Property Option Agreement (the “Longstreet Agreement”) to change the due date of certain expenditures required by that agreement (the “Amendment”). The Amendment moves the due date of the “2019” expenditures from January 16, 2019 to August 31, 2019 and also moves the due date of the “2020” expenditures from January 16, 2020 to August 31, 2019. No other provisions of the Longstreet Agreement, as previously amended, were affected by the Amendment.

Effective December 5, 2018 the Company completed all measures necessary to switch Star Gold’s transfer agent responsibilities from Pacific Stock Transfer to Columbia Stock Transfer Company.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit	Document

99.1	Amendment to Longstreet Property Option Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher
Chief Financial Officer

December 6, 2018

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